Exhibit 99.1 – News Release

RB Global reports fourth quarter and full year 2024 results
WESTCHESTER, IL, February 18, 2025 – RB Global, Inc. (NYSE & TSX: RBA, the “Company”, “RB Global”, “we”, “us”, “their”, or “our”) reported the following results for the three months and year ended December 31, 2024.
“I am proud of everything the RB Global team accomplished in 2024,” said Jim Kessler, CEO of RB Global. “We made significant progress on our strategic priorities, and we have a firm foundation by which we expect continued long-term growth and value creation.”
Commenting on the results, Eric J. Guerin, Chief Financial Officer, said, “I am pleased with the financial discipline we've instilled as a team. This past year we have enhanced our operational efficiency, made strategic investments in long-term growth opportunities, and significantly reduced our leverage.”
Fourth Quarter Financial Highlights1,2,3:
•Total gross transaction value ("GTV") increased 2% year over year to $4.1 billion.
•Total revenue increased 10% year over year to $1.1 billion.
•Service revenue increased 8% year over year to $875.5 million.
•Inventory sales revenue increased 15% year over year to $266.1 million.
•Net income increased 41% year over year to $118.4 million.
•Net income available to common stockholders increased 44% year over year to $107.8 million.
•Diluted earnings per share available to common stockholders increased 41% to $0.58 per share.
•Diluted adjusted earnings per share available to common stockholders increased 16% year over year to $0.95 per share.
•Adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") increased 13% year over year to $346.0 million.

2025 Financial Outlook
The table below outlines the Company's outlook for select full-year 2025 financial data:

	Year ended December 31,
	2025
(in U.S. dollars in millions, except percentages)	Low-End	High-End
GTV growth	0%	3%
Adjusted EBITDA	$1,320	$1,380
Full year tax rate (GAAP and Adjusted)	25%	28%
Capital Expenditures[4]	$350	$400

The Company has not provided a reconciliation of Adjusted EBITDA outlook for fiscal 2025 to GAAP net income, the most directly comparable GAAP financial measure, because without unreasonable efforts, it is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate Adjusted EBITDA, including but not limited to: (a) the net loss or gain on the sale of property plant & equipment or other assets, (b) acquisition-related or integration costs relating to our mergers and acquisition activity, including severance costs, (c) other legal, advisory, restructuring and non-income tax expenses, (d) share-based payments compensation expense which value is directly impacted by the fluctuations in our share price and other variables, and (e) other expenses that we do not believe are indicative of our ongoing operations. These adjustments are uncertain, depend on various factors that are beyond our control and could have a material impact on net income for fiscal 2025.
1 For information regarding RB Global's use and definition of certain measures, see “Key Operating Metrics” and “Non-GAAP Measures” sections in this press release.
2 All figures are presented in U.S. dollars.
3 For the fourth quarter of 2024 as compared to the fourth quarter of 2023.
4 Capital expenditures is defined as property, plant and equipment, net of proceeds on disposals, plus intangible asset additions

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Additional Financial and Operational Highlights
(Unaudited)

	Three months ended December 31,			Year ended December 31,
			% Change			% Change
(in U.S. dollars in millions, except EPS and percentages)	2024	2023	2024 over 2023	2024	2023	2024 over 2023
GTV	$4,101.2	$4,012.0	2%	$15,904.8	$13,930.6	14%
Service revenue	875.5	809.1	8%	3,363.6	2,732.5	23%
Service revenue take rate	21.3%	20.2%	110bps	21.1%	19.6%	150bps

Inventory sales revenue	$266.1	$231.8	15%	$920.6	$947.1	(3) %
Inventory return	15.1	11.6	30%	56.8	53.5	6%
Inventory rate	5.7%	5.0%	70bps	6.2%	5.6%	60bps

Net income	$118.4	$84.2	41%	$412.8	$206.0	100%
Net income available to common stockholders	107.8	74.8	44%	372.7	174.9	113%
Adjusted EBITDA	346.0	307.5	13%	1,302.7	1,032.8	26%
Diluted earnings per share available to common stockholders	$0.58	$0.41	41%	$2.01	$1.04	93%
Diluted adjusted earnings per share available to common stockholders	$0.95	$0.82	16%	$3.49	$2.99	17%

Revenue

	Three months ended December 31,			Year ended December 31,
			% Change			% Change
(in U.S. dollars in millions)	2024	2023	2024 over 2023	2024	2023	2024 over 2023
Transactional seller revenue	$243.5	$244.7	0%	$939.4	$851.7	10%
Transactional buyer revenue	544.8	488.7	11%	2,067.1	1,593.2	30%
Marketplace services revenue	87.2	75.7	15%	357.1	287.6	24%
Total service revenue	875.5	809.1	8%	3,363.6	2,732.5	23%
Inventory sales revenue	266.1	231.8	15%	920.6	947.1	(3)%
Total revenue	$1,141.6	$1,040.9	10%	$4,284.2	$3,679.6	16%

In the third quarter of 2024, we also updated our presentation of disaggregated service revenue to align to how management evaluates its financial and business performance. The prior year disaggregation of service revenue amounts have been recast to conform with current period presentation.
For the Fourth Quarter:
•GTV increased 2% year over year to $4.1 billion with growth primarily in the automotive sector.
•Service revenue increased 8% year over year to $875.5 million as a result of a higher average service revenue take rate and higher GTV. Service revenue take rate expanded 110 basis points year over year to 21.3% driven by a higher buyer fee rate structure and growth in marketplace services. Growth in marketplace services revenue was driven by an increase in transportation services, primarily in connection with a large consignment contract in the transportation sector in the United States.
•Inventory sales revenue increased 15% year over year to $266.1 million due to higher revenues from the commercial construction and transportation sector ("CC&T"). Inventory rate expanded 70 basis points year over year to 5.7%, attributable to stronger performance primarily in the automotive sector.

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•Net income available to common stockholders increased to $107.8 million, primarily driven by higher operating income and lower interest expense, partially offset by higher income tax expense.
•Adjusted EBITDA1 increased 13% year over year driven by a higher service revenue take rate, higher GTV, higher inventory return, partially offset by higher operating expenses.
GTV by Sector

	Three months ended December 31,			Year ended December 31,
			% Change			% Change
(in U.S. dollars in millions, except percentages)	2024	2023	2024 over 2023	2024	2023	2024 over 2023
Automotive	$2,133.9	$2,046.4	4%	$8,277.6	$6,531.2	27%
CC&T	1,413.7	1,422.8	(1) %	5,805.8	5,446.5	7%
Other	553.6	542.8	2%	1,821.4	1,952.9	(7) %
Total GTV	$4,101.2	$4,012.0	2%	$15,904.8	$13,930.6	14%
Historically, we presented GTV from the sale of parts in our vehicle dismantling business within our automotive sector and excluded the number of parts sold from our total lots sold metric. Commencing in the second quarter of 2024, management has begun to review the number of parts sold in our vehicle dismantling business within our other sector and as part of our total lots sold metric.
Lots Sold by Sector

	Three months ended December 31,			Year ended December 31,
			% Change			% Change
(in '000's of lots sold, except percentages)	2024	2023	2024 over 2023	2024	2023	2024 over 2023
Automotive	611.1	572.5	7%	2,297.2	1,788.4	28%
CC&T	102.2	86.9	18%	432.3	314.5	37%
Other	157.4	155.3	1%	617.3	591.1	4%
Total lots	870.7	814.7	7%	3,346.8	2,694.0	24%
1 For information regarding RB Global's use and definition of this measure, see “Key Operating Metrics” and “Non-GAAP Measures” sections in this press release.

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Reconciliation of Operating Expenses
(Unaudited)
The below table reconciles as reported operating expenses by line item to adjusted operating expenses to exclude the impact of adjustments as defined in our Non-GAAP Measures.

For the three months ended December 31, 2024
	Cost of services	Cost of inventory sold	Selling, general and administrative expenses	Acquisition- related and integration costs	Depreciation and amortization	Total operating expenses
(in U.S. dollars in millions)
As reported (unaudited)	$374.2	$251.0	$189.4	$6.1	$114.5	$935.2
Share-based payments expense	—	—	(15.2)	—	—	(15.2)
Acquisition- related and integration costs	—	—	—	(6.1)	—	(6.1)
Amortization of acquired intangible assets	—	—	—	—	(68.5)	(68.5)
(Loss) on disposition of property, plant and equipment and related costs	—	—	(0.7)	—	—	(0.7)
Prepaid consigned vehicle charges	0.7	—	—	—	—	0.7
Other legal, advisory, restructuring and non-income tax expenses	—	—	(1.0)	—	—	(1.0)
Executive transition costs	—	—	(2.4)	—	—	(2.4)
Adjusted	$374.9	$251.0	$170.1	$—	$46.0	$842.0

For the year ended December 31, 2024
	Cost of services	Cost of inventory sold	Selling, general and administrative expenses	Acquisition- related and integration costs	Depreciation and amortization	Total operating expenses
(in U.S. dollars in millions)
As reported (unaudited)	$1,415.7	$863.8	$773.9	$29.0	$444.4	$3,526.8
Share-based payments expense	—	—	(56.3)	—	—	(56.3)
Acquisition- related and integration costs	—	—	—	(29.0)	—	(29.0)
Amortization of acquired intangible assets	—	—	—	—	(274.9)	(274.9)
(Loss) gain on disposition of property, plant and equipment and related costs	—	—	(2.7)	—	—	(2.7)
Prepaid consigned vehicle charges	4.7	—	—	—	—	4.7
Other legal, advisory, restructuring and non-income tax expenses	—	—	(9.3)	—	—	(9.3)
Executive transition costs	—	—	(6.7)	—	—	(6.7)
Remeasurements in connection with business combination	—	—	(1.2)	—	—	(1.2)
Adjusted	$1,420.4	$863.8	$697.7	$—	$169.5	$3,151.4
Upcoming Investor Events
RB Global will participate in the following investor conferences in the first quarter:
•Raymond James Institutional Investor Conference, March 4 and 5, Orlando, United States
Fourth Quarter and Full Year 2024 Earnings Conference Call
RB Global is hosting a conference call to discuss its financial results for the quarter ended December 31, 2024 at 4:30 PM ET on February 18, 2025. The replay of the webcast will be available through February 1, 2026.

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Conference call and webcast details are available at the following link:
https://investor.rbglobal.com
For further information, please contact:
Sameer Rathod | Vice President, Investor Relations and Market Intelligence
1-510-381-7584 | srathod@rbglobal.com
About RB Global
RB Global, Inc. (NYSE: RBA) (TSX: RBA) is a leading, omnichannel marketplace that provides value-added insights, services and transaction solutions for buyers and sellers of commercial assets and vehicles worldwide. Through our auction sites and digital platform, we have a wide global presence and serve customers across a variety of asset classes, including automotive, commercial transportation, construction, government surplus, lifting and material handling, energy, mining and agriculture. Our marketplace brands include Ritchie Bros., the world's largest auctioneer of commercial assets and vehicles offering online bidding, and IAA, Inc. ("IAA"), a leading global digital marketplace connecting vehicle buyers and sellers. Our portfolio of brands also includes Rouse Services ("Rouse"), which provides a complete end-to-end asset management, data-driven intelligence and performance benchmarking system; SmartEquip Inc. ("SmartEquip"), an innovative technology platform that supports customers' management of the equipment lifecycle and integrates parts procurement with both OEMs and dealers; and VeriTread LLC ("VeriTread"), an online marketplace for heavy haul transport.
Forward-looking Statements
This news release contains forward-looking statements and forward-looking information within the meaning of applicable US and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, opportunities, and any other statements regarding events or developments that RB Global believes or anticipates will or may occur in the future. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond RB Global’s control, including risks and uncertainties related to: the effects of the business combination with IAA, including the Company’s future financial condition, results of operations, strategy and plans; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger; the diversion of management time on transaction-related issues; the response of competitors to the merger; the ultimate difficulty, timing, cost and results of integrating the operations of IAA; the fact that operating costs and business disruption may be greater than expected; the effect of the consummation of the merger on the trading price of RB Global's common shares; the ability of RB Global to retain and hire key personnel and employees; the significant costs associated with the merger; the outcome of any legal proceedings that have been or could be instituted against RB Global; the ability of the Company to realize anticipated synergies in the amount, manner or timeframe expected or at all; the failure of the Company to achieve expected operating results in the amount, manner or timeframe expected or at all; changes in capital markets and the ability of the Company to generate cash flow and/or finance operations in the manner expected or to de-lever in the timeframe expected; the failure of RB Global or the Company to meet financial forecasts and/or KPI targets; the Company’s ability to commercialize new platform solutions and offerings; legislative, regulatory and economic developments affecting the combined business; general economic and market developments and conditions; the evolving legal, regulatory and tax regimes under which RB Global operates; unpredictability and severity of catastrophic events, including, but not limited to, pandemics, acts of terrorism or outbreak of war or hostilities, as well as RB Global’s response to any of the aforementioned factors. Other risks that could cause actual results to differ materially from those described in the forward-looking statements are included in RB Global's periodic reports and other filings with the Securities and Exchange Commission (“SEC”) and/or applicable Canadian securities regulatory authorities, including the risk factors identified under Item 1A “Risk Factors” and the section titled “Summary of Risk Factors” in RB Global’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and RB Global’s periodic reports and other filings with the SEC, which are available on the SEC, SEDAR and RB Global’ websites. The foregoing list is not exhaustive of the factors that may affect RB Global’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements are made as of the date of this news release and RB Global does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.

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Key Operating Metrics
We regularly review a number of metrics, including the following key operating metrics, to evaluate our business, measure our performance, identify trends affecting our business, and make operating decisions. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our operational strategies.
We define our key operating metrics as follows:
GTV: Represents total proceeds from all items sold at the Company’s auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.
Inventory return: Inventory sales revenue less cost of inventory sold.
Inventory rate: Inventory return divided by inventory sales revenue.
Total lots sold: A single asset to be sold, or a group of assets bundled for sale as one unit. Low value assets are sometimes bundled into a single lot, collectively referred to as “small value lots.”

Total service revenue take rate: Total service revenue divided by total GTV.

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GTV and Selected Condensed Consolidated Financial Information
GTV and Condensed Consolidated Income Statements
(Expressed in millions of U.S. dollars, except share, per share data and percentages)
(Unaudited)

	Three months ended December 31,		Year ended December 31,

	2024	2023	2024	2023
GTV	$4,101.2	$4,012.0	$15,904.8	$13,930.6
Revenue:
Service revenue	$875.5	$809.1	$3,363.6	$2,732.5
Inventory sales revenue	266.1	231.8	920.6	947.1
Total revenue	1,141.6	1,040.9	4,284.2	3,679.6
Operating expenses:
Costs of services	374.2	327.1	1,415.7	1,007.6
Cost of inventory sold	251.0	220.2	863.8	893.6
Selling, general and administrative	189.4	197.5	773.9	743.7
Acquisition-related and integration costs	6.1	20.5	29.0	216.1
Depreciation and amortization	114.5	105.3	444.4	352.2
Total operating expenses	935.2	870.6	3,526.8	3,213.2
Gain on disposition of property, plant and equipment	0.6	0.5	3.8	4.9
Operating income	207.0	170.8	761.2	471.3
Interest expense	(52.7)	(64.2)	(233.7)	(213.8)
Interest income	5.9	6.2	26.2	22.0
Other income (loss), net	0.5	1.7	(1.7)	4.7
Foreign exchange (loss) gain	(0.3)	(0.4)	(1.9)	(1.8)
Income before income taxes	160.4	114.1	550.1	282.4
Income tax expense	42.0	29.9	137.3	76.4
Net income	$118.4	$84.2	$412.8	$206.0

Net income attributable to:
Controlling interests	$118.5	$84.3	$413.1	$206.5
Redeemable non-controlling interests	(0.1)	(0.1)	(0.3)	(0.5)
Net income	$118.4	$84.2	$412.8	$206.0

Net income attributable to controlling interests	$118.5	$84.3	$413.1	$206.5
Cumulative dividends on Series A Senior Preferred Shares	(6.7)	(6.7)	(26.7)	(24.3)
Allocated earnings to Series A Senior Preferred Shares	(4.0)	(2.8)	(13.7)	(7.3)
Net income available to common stockholders	$107.8	$74.8	$372.7	$174.9

Earnings per share available to common stockholders:
Basic	$0.58	$0.41	$2.03	$1.05
Diluted	$0.58	$0.41	$2.01	$1.04

Weighted average number of shares outstanding:
Basic	184,571,029	182,509,436	183,958,258	166,963,575
Diluted	186,014,058	183,895,313	185,254,557	168,203,981

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Condensed Consolidated Balance Sheets
(Expressed in millions of U.S. dollars, except share data)
(Unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$533.9	$576.2
Restricted cash	174.9	171.7
Trade and other receivables, net of allowance for credit losses of $4.9 and $3.3 respectively	709.4	731.5
Prepaid consigned vehicle charges	67.9	66.9
Inventory	121.5	166.5
Other current assets	77.0	91.2
Income taxes receivable	30.2	10.0
Total current assets	1,714.8	1,814.0
Property, plant and equipment, net	1,275.4	1,200.9
Operating lease right-of-use assets	1,529.1	1,475.5
Other non-current assets	98.4	85.6
Intangible assets, net	2,668.7	2,914.1
Goodwill	4,511.8	4,537.0
Deferred tax assets	8.8	10.3
Total assets	$11,807.0	$12,037.4

Liabilities, Temporary Equity and Stockholders' Equity
Current liabilities:
Auction proceeds payable	$378.0	$502.5
Trade and other liabilities	782.0	685.8
Current operating lease liabilities	113.3	118.0
Income taxes payable	26.2	8.5
Short-term debt	27.7	13.7
Current portion of long-term debt	4.1	14.2
Total current liabilities	1,331.3	1,342.7
Long-term operating lease liabilities	1,431.1	1,354.3
Long-term debt	2,622.1	3,061.6
Other non-current liabilities	97.4	86.7
Deferred tax liabilities	608.7	682.7
Total liabilities	6,090.6	6,528.0

Temporary equity:
Series A Senior Preferred Shares; shares authorized, issued and outstanding: 485,000,000 (December 31, 2023: 485,000,000)	482.0	482.0
Redeemable non-controlling interest	8.1	8.4

Stockholders' equity:
Senior preferred and junior preferred stock, unlimited shares authorized; shares issued and outstanding, other than Series A Senior Preferred Shares: nil (December 31, 2023: nil)	—	—
Common stock; no par value, unlimited shares authorized, issued and outstanding shares: 184,732,582 (December 31, 2023: 182,843,942)	4,163.1	4,054.2
Additional paid-in capital	95.4	88.0
Retained earnings	1,090.3	918.5
Accumulated other comprehensive loss	(124.8)	(44.0)
Stockholders' equity	5,224.0	5,016.7
Non-controlling interests	2.3	2.3
Total stockholders' equity	5,226.3	5,019.0
Total liabilities, temporary equity and stockholders' equity	$11,807.0	$12,037.4

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Condensed Consolidated Statements of Cash Flows
(Expressed in millions of U.S. dollars)
(Unaudited)

Year ended December 31,	2024	2023
Cash provided by (used in):
Operating activities:
Net income	$412.8	$206.0
Adjustments for items not affecting cash:
Depreciation and amortization	444.4	352.2
Share-based payments expense	62.4	55.8
Deferred income tax benefit	(69.2)	(65.8)
Unrealized foreign exchange (gain) loss	(0.4)	6.6
Gain on disposition of property, plant and equipment	(3.8)	(4.9)
Allowance for expected credit losses	5.1	5.9
Loss on redemption of notes	—	3.3
Gain on remeasurement of investment upon acquisition	—	(1.4)
Amortization of debt issuance costs	12.5	10.1
Amortization of right-of-use assets	154.4	109.9
Inventory write-downs	14.9	7.0
Other, net	(1.3)	3.0
Net changes in operating assets and liabilities	(99.8)	(143.7)
Net cash provided by operating activities	932.0	544.0
Investing activities:
Acquisition of IAA, net of cash acquired	—	(2,753.9)
Acquisition of VeriTread, net of cash acquired	—	(24.7)
Acquisition of Boom and Bucket, net of cash acquired	(8.6)	—
Property, plant and equipment additions	(167.4)	(227.9)
Proceeds on disposition of property, plant and equipment	2.6	32.6
Intangible asset additions	(109.5)	(118.3)
Repayment of loans receivable	8.1	4.0
Issuance of loans receivable	(24.1)	(18.8)
Other, net	(2.7)	(1.3)
Net cash (used in) provided by investing activities	(301.6)	(3,108.3)
Financing activities:
Issuance of Series A Senior Preferred Shares and common stock, net of issuance costs	—	496.9
Dividends paid to common stockholders	(206.0)	(298.0)
Acquisition of remaining interest in NCI and dividends paid to NCI	—	—
Dividends paid to Series A Senior Preferred shareholders	(34.2)	(30.4)
Proceeds from exercise of options and share option plans	75.5	43.7
Payment of withholding taxes on issuance of shares	(14.8)	(15.9)
Net increase (decrease) in short-term debt	14.5	(15.5)
Proceeds from long-term debt	—	3,175.0
Repayment of long-term debt	(454.4)	(654.4)
Payment of debt issue costs	(0.3)	(41.7)
Repayment of finance lease and equipment financing obligations	(26.5)	(19.2)
Proceeds of equipment financing obligations	2.6	37.6
Payment of contingent consideration	(1.9)	(1.9)
Net cash (used in) provided by financing activities	(645.5)	2,676.2
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	(24.0)	10.1
Net (decrease) increase in cash, cash equivalents, and restricted cash	(39.1)	122.0
Cash, cash equivalents, and restricted cash, beginning of period	747.9	625.9
Cash, cash equivalents, and restricted cash, end of period	$708.8	$747.9

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Non-GAAP Measures
(Unaudited)
This news release references non-GAAP measures. These measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with US GAAP.
Adjusted Net Income Available to Common Stockholders and Diluted Adjusted EPS Available to Common Stockholders Reconciliation
The Company believes that adjusted net income available to common stockholders provides useful information about the growth or decline of the net income available to common stockholders for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of the normal operating results. Diluted adjusted EPS available to common stockholders eliminates the financial impact of adjusting items from net income available to common stockholders that the Company does not consider to be part of the normal operating results.

Adjusted net income available to common stockholders is calculated as net income available to common stockholders, excluding the effects of adjusting items that we do not consider to be part of our normal operating results, such as share-based payments expense, acquisition-related and integration costs, amortization of acquired intangible assets, executive transition costs and certain other items.

Net income available to common stockholders is calculated as net income attributable to controlling interests, less cumulative dividends on Series A Senior Preferred Shares and allocated earnings to participating securities.

Diluted adjusted EPS available to common stockholders is calculated by dividing adjusted net income available to common stockholders by the weighted average number of dilutive shares outstanding, except that it is computed based upon the lower of the two-class method or the if-converted method, which includes the effects of the assumed conversion of the
Series A Senior Preferred Shares and the effect of shares issuable under the Company’s stock-based incentive plans, if such effect is dilutive.

The following table reconciles adjusted net income available to common stockholders and diluted adjusted EPS available to common stockholders to net income available to common stockholders and diluted EPS available to common stockholders, which are the most directly comparable GAAP measures in our consolidated financial statements:

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	Three months ended December 31,			Year ended December 31,
			% Change			% Change
(in U.S. dollars in millions, except share, per share data, and percentages)	2024	2023	2024 over 2023	2024	2023	2024 over 2023
Net income available to common stockholders	$107.8	$74.8	44%	$372.7	$174.9	113%
Share-based payments expense	15.2	13.8	10%	56.3	45.5	24%
Acquisition-related and integration costs	6.1	20.5	(70) %	29.0	216.1	(87) %
Amortization of acquired intangible assets	68.5	69.6	(2) %	274.9	226.2	22%
(Gain) loss on disposition of property, plant and equipment and related costs	—	0.2	NM	(1.2)	(0.8)	50%
Prepaid consigned vehicle charges	(0.7)	(7.3)	(90)%	(4.7)	(67.0)	(93)%
Loss on redemption of the 2016 and 2021 Notes and certain related interest expense	—	—	NM	—	3.3	NM
Other legal, advisory, restructuring and non-income tax expenses	1.3	0.7	86%	13.4	2.0	570%
Executive transition costs	2.4	2.2	9%	6.7	12.0	(44) %
Remeasurements in connection with business combinations	—	0.1	NM	1.2	(2.9)	NM
Related tax effects of the above	(21.5)	(21.2)	1%	(91.4)	(95.8)	(5)%
Related allocation of the above to participating securities	(2.5)	(2.8)	(11)%	(10.1)	(11.3)	(11)%
Adjusted net income available to common stockholders	$176.6	$150.6	17%	$646.8	$502.2	29%
Weighted average number of dilutive shares outstanding	186,014,058	183,895,313	1%	185,254,557	168,203,981	10%
Diluted earnings per share available to common stockholders	$0.58	$0.41	41%	$2.01	$1.04	93%
Diluted adjusted earnings per share available to common stockholders	$0.95	$0.82	16%	$3.49	$2.99	17%
NM - Not meaningful

RB Global	8

Adjusted EBITDA
The Company believes adjusted EBITDA provides useful information about the growth or decline of its net income when compared between different financial periods. The Company uses adjusted EBITDA as a key performance measure because the Company believes it facilitates operating performance comparisons from period to period and provides management with the ability to monitor its controllable incremental revenues and costs.

Adjusted EBITDA is calculated by adding back depreciation and amortization, interest expense, income tax expense, and subtracting interest income from net income, as well as adding back the adjusting items.

The following table reconciles adjusted EBITDA to net income, which is the most directly comparable GAAP measure in, or calculated from, our consolidated financial statements:

	Three months ended December 31,			Year ended December 31,
			% Change			% Change
(in U.S. dollars in millions, except percentages)	2024	2023	2024 over 2023	2024	2023	2024 over 2023
Net income	$118.4	$84.2	41%	$412.8	$206.0	100%
Add: depreciation and amortization	114.5	105.3	9%	444.4	352.2	26%
Add: interest expense	52.7	64.2	(18) %	233.7	213.8	9%
Less: interest income	(5.9)	(6.2)	(5) %	(26.2)	(22.0)	19%
Add: income tax expense	42.0	29.9	40%	137.3	76.4	80%
EBITDA	321.7	277.4	16%	1,202.0	826.4	45%
Share-based payments expense	15.2	13.8	10%	56.3	45.5	24%
Acquisition-related and integration costs	6.1	20.5	(70) %	29.0	216.1	(87) %
(Gain) loss on disposition of property, plant and equipment and related costs	—	0.2	NM	(1.2)	(0.8)	50%
Prepaid consigned vehicle charges	(0.7)	(7.3)	(90) %	(4.7)	(67.0)	(93)%
Other legal, advisory, restructuring and non-income tax expenses	1.3	0.7	86%	13.4	2.0	570%
Executive transition costs	2.4	2.2	9%	6.7	12.0	(44)%
Remeasurements in connection with business combinations	—	—	NM	1.2	(1.4)	NM
Adjusted EBITDA	$346.0	$307.5	13%	$1,302.7	$1,032.8	26%
NM - Not meaningful

RB Global	9

Adjusted Net Debt and Adjusted Net Debt/Adjusted EBITDA Reconciliation
The Company believes that comparing adjusted net debt/adjusted EBITDA on a trailing twelve-month basis for different financial periods provides useful information about the performance of its operations as an indicator of the amount of time it would take to settle both the Company’s short and long-term debt. The Company does not consider this to be a measure of its liquidity, which is its ability to settle only short-term obligations, but rather a measure of how well it funds liquidity.

Adjusted net debt is calculated by subtracting cash and cash equivalents from short and long-term debt and long-term debt in escrow. Adjusted net debt/Adjusted EBITDA is calculated by dividing adjusted net debt by adjusted EBITDA.

The following table reconciles adjusted net debt to debt, adjusted EBITDA to net income, and adjusted net debt/ adjusted
EBITDA to debt/ net income, respectively, which are the most directly comparable GAAP measures in, or calculated from, our consolidated financial statements.

	Year ended December 31,
			% Change
(in U.S. dollars in millions, except percentages)	2024	2023	2024 over 2023
Short-term debt	$27.7	$13.7	102%
Long-term debt	2,626.2	3,075.8	(15) %
Debt	2,653.9	3,089.5	(14) %
Less: cash and cash equivalents	(533.9)	(576.2)	(7) %
Adjusted net debt	2,120.0	2,513.3	(16) %
Net income	$412.8	$206.0	100%
Add: depreciation and amortization	444.4	352.2	26%
Add: interest expense	233.7	213.8	9%
Less: interest income	(26.2)	(22.0)	19%
Add: income tax expense	137.3	76.4	80%
EBITDA	1,202.0	826.4	45%
Share-based payments expense	56.3	45.5	24%
Acquisition-related and integration costs	29.0	216.1	(87) %
(Gain) loss on disposition of property, plant and equipment and related costs	(1.2)	(0.8)	50%
Prepaid consigned vehicle charges	(4.7)	(67.0)	(93)%
Other legal, advisory, restructuring and non-income tax expenses	13.4	2.0	570%
Executive transition costs	6.7	12.0	(44) %
Remeasurements in connection with business combinations	1.2	(1.4)	NM
Adjusted EBITDA	$1,302.7	$1,032.8	26%
Debt/net income	6.4 x	15.0 x	(57) %
Adjusted net debt/adjusted EBITDA	1.6 x	2.4 x	(33) %

NM - Not meaningful

RB Global	10

Adjusting items for the year ended December 31, 2024:

Recognized in the fourth quarter of 2024
•$15.2 million share-based payments expense.
•$6.1 million of acquisition-related and integration costs, primarily relating to severance and integration activities in connection with the acquisition of IAA.
•$68.5 million amortization of acquired intangible assets from acquisitions.
•$0.7 million relating to a fair value adjustment made to the prepaid consigned vehicle charges on the opening balance sheet of IAA at acquisition.
•$1.3 million of other legal, advisory, restructuring and non-income tax expenses, including costs incurred with the Canada Revenue Agency's dispute.
•$2.4 million of estimated executive transition costs, primarily estimated settlement and legal amounts associated with the departure of our former CEO on August 1, 2023.

Recognized in the third quarter of 2024
•$9.7 million share-based payments expense.
•$6.0 million of acquisition-related and integration costs, primarily relating to the acquisition of IAA.
•$67.9 million amortization of acquired intangible assets from past acquisitions.
•$0.2 million loss on disposition of property, plant and equipment and related costs, primarily driven by non-cash costs arising from the accounting for the sale of the Bolton property, recorded in selling, general and administrative cost, partially offset by a $0.5 million gain on the disposition of property, plant and equipment.
•$0.6 million relating to a fair value adjustment made to the prepaid consigned vehicle charges on the opening balance sheet of IAA at acquisition.
•$2.2 million of other legal, advisory, restructuring and non-income tax expenses, which primarily includes an estimated accrual for the settlement amount of an unusual legal claim recorded in other income (loss), as well as terminated and ongoing transaction costs recorded in selling, general and administrative costs.
•$0.6 million of estimated executive transition costs, primarily legal costs, associated with the departure of our former CEO on August 1, 2023.
•$1.2 million of remeasurements in connection with a business combination which relates to the revaluation of a contingent consideration liability for IAA's acquisition of Marisat, Inc. in 2021.

Recognized in the second quarter of 2024
•$18.1 million share-based payments expense.
•$4.1 million of acquisition-related and integration costs, primarily relating to the acquisition of IAA.
•$69.0 million amortization of acquired intangible assets from past acquisitions.
•$0.4 million loss on disposition of property, plant and equipment and related costs, primarily driven by non-cash costs arising from the accounting for the sale of the Bolton property, recorded in selling, general and administrative costs.
•$1.3 million relating to a fair value adjustment made to the prepaid consigned vehicle charges on the opening balance sheet of IAA at acquisition.
•$7.7 million of other legal, advisory, restructuring and non-income tax expenses, which includes an estimated accrual for a new digital services tax in Canada on certain in-scope revenues earned for the period from January 1, 2022 to June 30, 2024, legal costs in connection with the settlement of an unusual legal claim accrued in the first quarter of 2024, as well as terminated and ongoing transaction costs.
•$2.0 million of estimated executive transition costs associated with the departure of our former CEO on August 1, 2023, which includes estimated settlement amounts and related costs.

Recognized in the first quarter of 2024
•$13.3 million share-based payments expense.
•$12.8 million of acquisition-related and integration costs primarily relating to the acquisition of IAA.
•$69.6 million amortization of acquired intangible assets from past acquisitions, of which $61.9 million related to the acquired intangible assets from the acquisition of IAA.
•$1.8 million gain on disposition of property, plant and equipment and related costs, primarily driven by a $2.2 million gain on a lease modification, offset by non-cash costs arising from the accounting for the sale of the Bolton property, recorded in selling, general and administrative costs.
•$2.1 million relating to a fair value adjustment made to the prepaid consigned vehicle charges on the opening balance sheet of IAA, which do not have a future benefit at acquisition, and therefore has created a favorable reduction to our cost of services in the quarter.
•$2.2 million of other advisory, legal and restructuring costs, which primarily includes a $1.9 million loss on the settlement of an unusual legal claim recorded in other income, $0.3 million of terminated and ongoing transaction costs and $0.1 million of costs incurred with the CRA's investigation.

RB Global	11

•$1.7 million of estimated executive transition costs associated with the departures of certain executives on August 1, 2023, which includes severance, estimated settlement amounts and related costs.

The adjusting items recognized in our prior quarters are discussed in "Part II, Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2023.

RB Global	12